Exhibit 10.9

500 West Monroe Street

Chicago, Illinois 60661

312-441-7000

Fax: 312-441-7367

[Heller Financial Logo]

December 31, 2001

Via Facsimile (972) 579-6448

BANCTEC, INC.

2701 East Grauwyler Road

Building #3

Irving, Texas 75061

Attention: Chief Financial Officer

Re: LOAN AND SECURITY AGREEMENT—WAIVER AND CONSENT RELATING TO BTC INTERNATIONAL HOLDINGS TRANSACTION

Ladies and Gentleman:

                Reference is hereby made to that certain Loan and Security Agreement by and among BANCTEC, INC., a Delaware corporation, (“Borrower’’), the financial institution(s) listed on the signature pages hereof, and their respective successors and Eligible Assignees (“Lender”) and HELLER FINANCIAL, INC., a Delaware corporation (“Agent”), as Agent for the Lender, dated as of May 30, 2001, as amended by that certain First Amendment to Loan and Security Agreement dated as of November 8, 2001, executed by Borrower, Lender and Agent (as amended or otherwise modified in writing, the “Loan Agreement”). Unless otherwise indicated, all terms used herein shall have the same meanings as in the Loan Agreement.

                Borrower has requested (i) permission from Agent and Lender to consummate the following transactions (the “Transactions”): creation of a new, wholly owned Subsidiary, BTC International Holdings, Inc. (“BTC International”), to be organized in the state of Delaware and contribution by Borrower to BTC International of the capital stock of BancTec (Canada), Inc., BancTec Limited, Plexus Europe Limited, BancTec Japan, Inc., and BancTec Holding N.V. (the “Foreign Subsidiaries”) to BTC International, (ii) that the Agent and Lender waive the covenants embodied in Sections 7.3, 7.6 and 7.11 of the Loan Agreement to the extent that such covenants would be deemed violated solely due to the consummation of the Transactions and (iii) that the Agent and Lender waive the covenant embodied in Section 5.15 of the Loan Agreement to the extent that such covenant requires Borrower to deliver the stock certificate of BancTec Holding N.V.

                Subject to the terms, conditions and provisions of this letter, each of Lender and Agent hereby (i) consents to the consummation of the Transactions, (ii) waives the covenants embodied in Sections 7.3, 7.6 and 7.11 of the Loan Agreement to the extent such covenants would be deemed violated solely due to the consummation of the Transactions and (iii) waives the covenant embodied in Section 5.15 to the extent that such covenant requires the Borrower to deliver the stock certificate of BancTec Holding N.V. Notwithstanding the foregoing Lender’s and Agent’s consent, waiver and agreement herein is subject to the satisfaction of the following conditions:

i.                  Agent shall have received a copy of this letter agreement duly and validly executed by Borrower;

ii.               Agent shall have received a copy of the Capital Contribution Agreements, dated as of December 31, 2001 and January 31, 2002, by and between Borrower and BTC International and all documentation executed and issued in connection with the Transactions;

iii.            Agent shall have received (A) an Amended and Restated Pledge Agreement executed by Borrower, in favor of Agent, for the benefit of Lender, whereby Borrower pledges all the issued and outstanding capital stock of BTC International, together with duly executed stock powers and all original stock certificates, (B) a Pledge Agreement and Pledge Amendment executed by BTC International, in favor of Agent, for the benefit of Lender, whereby Borrower pledges 65% of the issued and outstanding capital stock of each Foreign Subsidiary, together with duly executed stock powers and originals of the relevant stock certificates, if applicable, (C) a Guaranty Agreement executed by BTC International in favor of Agent and Lender, whereby BTC International guarantees payment of the Obligations, and (D) a Security Agreement executed by BTC International, in favor of Agent, for the benefit of Lender, whereby BTC International grants a first priority lien in such assets of BTC International as shall be required by Agent, together with such executed UCC-1 Financing Statements as shall be required by Agent, all such agreements to be in form and substance satisfactory to Agent;

iv.           Agent shall have received, no later than January 31, 2002, a legal opinion from Borrower’s legal counsel in connection with the Transaction; and

v.              such other items as Agent shall reasonably request by January 31, 2002.

                Borrower hereby represents and warrants that no stock certificate was issued to Borrower evidencing all of the outstanding capital stock of BancTec Holding N.V. under Dutch law. Borrower hereby agrees that if at anytime such stock certificate is issued to BTC International pursuant to Dutch law, Borrower will cause BTC International to deliver the stock certificate to Agent within ten days of such issuance, together with a stock power duly executed in blank by BTC International. Borrower further agrees to cause BTC International to take all steps necessary under Dutch law to effectuate in favor of Agent a valid and first priority lien in 65% of the capital stock of BancTec Holding N.V.

                Borrower is hereby notified that irrespective of (i) any waivers previously granted by Agent or Lender regarding the Loan Agreement and the Loan Documents, (ii) any previous failures or delays of Agent or Lender in exercising any right, power or privilege under the Loan Agreement or the Loan Documents, or (iii) any previous failures or delays of Agent or Lender in the monitoring or in the requiring of compliance by Borrower with the duties, obligations, and agreements of Borrower in the Loan Agreement and the Loan Documents, hereafter Borrower will be expected to comply strictly with its duties, obligations and agreements under the Loan Agreement and the Loan Documents.

                The consent, waiver and agreement detailed herein are strictly limited to the Transactions described above and to the Sections of the Loan Agreement described above.

                Except as expressly provided above, nothing contained in this letter or any other communication between Agent and/or Lender and Borrower shall be a waiver of any past, present or future violation, default or Event of Default of Borrower under the Loan Agreement or any Loan Documents.  Similarly, each of Agent and Lender hereby expressly reserve any rights, privileges and remedies under the Loan Agreement and each Loan Document that Agent or Lender may have with respect to each violation, default or Event of Default, and any failure by Agent or Lender to exercise any right, privilege or remedy as a result of the violation set forth above shall not directly or indirectly in any way whatsoever either (i) impair, prejudice or otherwise adversely affect the rights of Agent or Lender, except as set forth herein, at any time to exercise any right, privilege or remedy in connection with the Loan Agreement or any Loan Documents, (ii) amend or alter any provision of the Loan Agreement or any Loan Documents or any other contract or instrument, or (iii) constitute any course of dealing or other basis for altering any obligation of Borrower or any rights, privilege or remedy of Agent under the Loan Agreement or any Loan Documents or any other contract or instrument.  Nothing in this letter shall be construed to be a consent by Agent or Lender to any prior, existing or future violations of the Loan Agreement or any Loan Document or to any other transaction involving Borrower.

[Remainder of Page Intentionally Left Blank]

                Please acknowledge your agreement to the terms and conditions of this letter by executing it in the space below and returning it to the undersigned.

Very truly yours,

HELLER FINANCIAL, INC., as Agent and Lender

		By:	/s/ Elizabeth Geannopulos
		Name:	Elizabeth Geannopulos
		Title:	Senior Vice President

AGREED TO AND ACCEPTED:

BANCTEC, INC.

By:	/s/ Brian R. Stone
Name:	Brian R. Stone
Title:	Chief Financial Officer

cc.	Via Facsimile (212) 841-5725
Reboul, MacMurray, Hewitt, Maynard & Kristol
45 Rockefeller Plaza
New York, New York 10111
Attn: Steven R. Rutkovsky, Esq.

Via Facsimile (312) 441-6876
Heller Financial, Inc.
500 West Monroe
Chicago, Illinois 60661
Attn: Legal Services/HCF-BancTec, Inc.